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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

DATE: March 1, 2007

BORROWER: Penge Corp., a Deleware corporation

BORROWER'S MAILING ADDRESS:

                  Penge Corp.
                  3327 West Wadley, Ste 3-366
                  Midland, Texas 79707

                  Midland County

LENDER: 5 B Partnership, Ltd., a Texas limited partnership.

PLACE FOR PAYMENT:

                  3100 North A St., Suite E200
                  Midland, Midland County, Texas 79705-5367, or any other place that Lender may designate in writing.

PRINCIPAL AMOUNT: $214,319.39

ANNUAL INTEREST RATE: Nine Percent (9%)

MATURITY DATE: April 1, 2012

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS: Eighteen Percent (18%)

TERMS OF PAYMENT (PRINCIPAL AND INTEREST):

         The principal Amount and interest are due and payable in equal monthly installments of ONE THOSAND NUNE HUNDRED TWENTY-EIGHT AND 29/100 DOLLARS ($1,928.29), beginning April 1, 2007, and thereafter on the first day of each succeeding month through March 1, 2012, and in one final installment on April 1, 2012 in the amount of the unpaid principal and accrued, unpaid interest as of that date. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

SECURITY FOR PAYMENT: This note is secured by a deed of trust dated March 1, 2007 from Penge Corp., a Delaware corporation to Scott C. Shelton, Trustee, which covers the following real property:

         A 119.47 acre tract of land out of the SW/4 of Section 31, Block 38, T-1-S, T&P RR Co. Survey, Midland County, Texas, more fully described by metes and bounds attached hereto as Exhibit "A" and made part hereof for all legal purposes.

OTHER SECURITY FOR PAYMENT: None

         Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

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         If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

         Borrower also promises to pay reasonable attorney's fees and court costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by ant security for payment.

PREPAYMENT: Borrower may not make any prepayments without the prior written consent of Lender.

APPLICATION OF PREPAYMENT: Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, of the Principal Amount has been paid, refunded, This provision overrides any conflicting provisions in the note and all other instruments concerning the debt.

         Each Borrower is responsible for all obligations represented by this note.

         When the context requires, singular nouns and pronouns include plural.

         If any installment becomes overdue for more than fifteen days, at Lender's option a late payment charge of $250.00 may be charged in order to defray the expense of handling the delinquent payment.

         A default exists under this note if (1) (a)Borrower or (b)any other person liable on any part of this note or who grants a lien or security interest on property as security for any part of this note (an "Other Obligated Party") fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any other Obligated Party; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, and any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part of this note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrowers is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrowers is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exits that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restores to its former condition.

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         This note will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.


                     Penge Corp., a Delaware corporation, a Delaware corporation


                    /s/ KC Holmes
                    ------------------------------------------------
                    K.C. Holmes, President